Exhibit 10.5(b)

AMENDMENT NO. 1

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 1, made as of March 18, 2005 (“Amendment No. 1”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”) and AAMES CAPITAL CORPORATION (“ACC”), AAMES INVESTMENT CORPORATION (“AIC”) and AAMES FUNDING CORPORATION (“AFC”, and together with ACC and AIC, the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and the Sellers have previously entered into a Master Repurchase Agreement dated as of August 5, 2004 (the “Agreement”); and

WHEREAS, Buyer and the Sellers desire to add additional terms to the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 1 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

“Adjusted Leverage Ratio” means, at any time, the ratio of (i) the aggregate principal amount of all indebtedness (other than outstanding non-recourse real estate investment trust portfolio debt) of AIC and its Subsidiaries at such time which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of AIC and its Subsidiaries as a liability to (ii) the Tangible Net Worth of AIC and its Subsidiaries.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Leases of such Person; and (f) any of the foregoing types of indebtedness of others guaranteed by such Person (without duplication).

“Leverage Ratio” means, at any time, the ratio of (i) the aggregate principal amount of all indebtedness of AIC and its Subsidiaries at such time which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of AIC, and its Subsidiaries as a liability to (ii) the Tangible Net Worth of AIC and its Subsidiaries.

“Net Income” means, for any period, the consolidated net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP.

“Net Worth” mean the amount which would be included under stockholders’ equity on a consolidated balance sheet of AIC and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Tangible Net Worth” means, at any time, Net Worth at such time, minus intangible assets (in accordance with GAAP) included in determining Net Worth.

Section 2. Financial Covenants. Section 10(d) of the Agreement is hereby modified by adding the following:

(xiv) the Tangible Net Worth of AIC shall not be at any time be less than $250,000,000, plus 50% of any additional equity raised in a public offering by AIC.

(xv) the Leverage Ratio of AIC shall not exceed 15.0 to 1.0 at any time.

(xvi) the Adjusted Leverage Ratio of AIC shall not exceed 5.50 to 1.0 at any time.

(xvii) the aggregate amount of the AIC’s cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall not be less than $65,000,000 at any time.

(xviii) for any two consecutive fiscal quarters of AIC, commencing with respect to the two consecutive fiscal quarters ending on June 30, 2005, AIC shall not incur a loss on a consolidated basis in accordance with GAAP.

Section 3. Joint and Several Liability of Sellers. AIC hereby acknowledges that it is jointly and severally liable for the obligations of each Seller under the Agreement as set forth in Paragraph 19 of the Agreement.

Section 4. Exhibit C. Exhibit C to the Agreement is hereby modified by adding the following:

“62. None of the Mortgage Loans are (a) Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified and/or defined, as a “high cost”, “threshold”, “predatory” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and/or fees) under any other applicable state, federal or local law. In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the New Jersey Home Ownership Security Act of 2002 (the “Act”), that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller.

63. No mortgage loan is secured by mortgaged property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (i) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c).”

Section 5. Expenses. Each party hereto shall pay its own expenses in connection with this Amendment No. 1.

Section 6. Controlling Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 7. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 1.

Section 8. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 9. Ratification and Confirmation. As amended by this Amendment No. 1, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 1 shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Buyer and each of the Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

By:
Title:
Date:

AAMES CAPITAL CORPORATION

By:
Title:
Date:

AAMES INVESTMENT CORPORATION

By:
Title:
Date:

AAMES FUNDING CORPORATION

By:
Title:
Date:

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